Exhibit 10.1

Execution Version

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 5, 2015, is among SANCHEZ PRODUCTION PARTNERS LLC (f/k/a Constellation Energy Partners LLC), a Delaware limited liability company (the “Borrower”), the guarantors party hereto (the “Guarantors”), the Lenders party hereto, and SOCIÉTÉ GÉNÉRALE, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), and relates to that certain Second Amended and Restated Credit Agreement, dated as of May 30, 2013 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, and SOCIÉTÉ GÉNÉRALE, as letter of credit issuer.

WHEREAS, as described in that certain Amendment No. 7 to Form S-4 filed by the Borrower with the United States Securities and Exchange Commission on January 26, 2015 (the “S-4”), the Borrower intends to change its organizational structure from a limited liability company to a limited partnership on or about March 6, 2015 (the “Borrower Structure Change”) and desires to change its name from “Sanchez Production Partners LLC” to “Sanchez Production Partners LP” (the “Borrower Name Change”);

WHEREAS, the Borrower desires to amend the Existing Credit Agreement on the terms set forth herein;

WHEREAS, reference is made to that certain Second Amended and Restated Pledge and Security Agreement dated as of May 30, 2013 (as amended by that certain First Amendment to Second Amended and Restated Pledge and Security Agreement dated as of March 5, 2015 (the “First Amendment to Pledge and Security Agreement”), and as further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Pledge and Security Agreement”), and pursuant to Section 4.2 of the Pledge and Security Agreement, the Borrower is required to give the Collateral Agent thirty (30) days prior notice of any change to its name or corporate structure; and

WHEREAS, Section 12.02 of the Existing Credit Agreement provides that the Borrower and the Required Lenders may amend the Existing Credit Agreement and the other Loan Documents for certain purposes.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Consent and Authorization. For the avoidance of doubt, each of the Administrative Agent, the Collateral Agent and each Lender party hereto hereby agrees and consents to the Borrower Structure Change and the Borrower Name Change, and acknowledges and confirms that the requirements of Section 4.2 of the Pledge and Security Agreement with respect to the Borrower Structure Change and Borrower Name Change have been satisfied. Each of the Lenders party hereto hereby authorizes the Collateral Agent to enter into the First Amendment to Pledge and Security Agreement, on the terms and conditions satisfactory to the Collateral Agent.

Section 3. Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 4. Ratification. Except as expressly amended, modified or waived herein, the Borrower and each of the Guarantors hereby ratifies and confirms all of the Obligations under the Credit Agreement and the other Loan Documents, and all references to the Credit Agreement, the Mortgages and the Notes in any of the Loan Documents shall be deemed to be references to the Credit Agreement, the Mortgages and the Notes as amended, modified or waived hereby and by the instruments and documents delivered pursuant to Section 5.

Section 5. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

a)	the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors and Lenders comprising at least the Required Lenders (and each Lender that executes this Amendment shall be deemed to have consented to this Amendment for all purposes requiring its consent);

b)	the Borrower shall have delivered a secretary’s certificate to the Administrative Agent confirming that the requisite holders of Equity Interests of the Borrower have approved the Plan of Conversion (as defined in the S-4), and that the Borrower Structure Change is or concurrently with the delivery of such certificate has become effective;

c)	the Borrower shall have delivered a secretary’s certificate to the Administrative Agent setting forth the identity of the ultimate owners of the Equity Interests as of the Amendment Effective Date (immediately after giving effect to the Borrower Structure Change) of Sanchez Production Partners GP LLC, a Delaware limited liability company;

d)	the Administrative Agent shall have received evidence that the Borrower and the Guarantors have entered into that certain First Amendment to Pledge and Security Agreement, and such amendment shall be effective;

e)	The Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Agreement the Borrower and each Guarantor do hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company action on the part of the Borrower or such Guarantor, as applicable; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity and (iii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents after giving effect to this Amendment; and

f)	the Borrower shall have paid all agreed fees to the extent due and payable in connection with this Amendment and paid or reimbursed the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of this Amendment (including the reasonable fees, disbursements and other charges of Mayer Brown LLP), in each case, to the extent provided in Section 12.03 of the Credit Agreement.

Section 6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Miscellaneous.

a)	On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

b)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any Guarantor or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

c)	The Borrower and each Guarantor represents and warrants that as of the date hereof (i) it has the limited liability power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary limited liability action to authorize the execution, delivery and performance of the Amendment (and the Existing Credit Agreement as amended thereby); (ii) it has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); and (iii) no Default or Event of Default has occurred and is continuing.

Section 8. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 9. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Borrower and each Guarantor and their respective successors and assigns.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment or any other Loan Document.

Section 12. Integration. This Amendment represents the final agreement of the Borrower, each Guarantor, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent, nor any Lender relative to subject matter hereof not expressly set forth or referred to herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SANCHEZ PRODUCTION PARTNERS LLC, as Borrower

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

CEP MID-CONTINENT LLC, as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

NORTHEAST SHELF ENERGY, L.L.C., as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer

MID-CONTINENT OILFIELD SUPPLY, L.L.C., as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer

SEP HOLDINGS IV, LLC, as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer

S-1	First Amendment

SOCIÉTÉ GÉNÉRALE, as Administrative Agent, as Collateral Agent, and as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

S-2	First Amendment

ONEWEST BANK N.A. as a Lender

By:	/s/ Whitney Randolph
Name:	Whitney Randolph
Title:	Senior Vice President

S-3	First Amendment

BOKF, NA dba Bank of Oklahoma, as a Lender

By:
Name:
Title:

S-4	First Amendment

Exhibit A

Marked Version of Credit Agreement

(See Attached)